EXHIBIT 10.2(h)

AMENDED AND RESTATED
AMENDMENTS TO CERTAIN STOCK-BASED PLANS OF
FIRST HORIZON NATIONAL CORPORATION
RELATED TO CAPITAL ADJUSTMENTS

Approved by the Board of Directors December 15, 2008

2003 Equity Compensation Plan

1. The final sentence of Section 4(B) of the 2003 Equity Compensation Plan, relating to the elimination of fractional shares, hereby is deleted and replaced with the following sentences, which shall read as follows:

“After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different Award types and for different Award tranches or sizes within any single type. Notwithstanding any other provision of this paragraph, in the case of any stock dividend paid or payable at a rate of 10% or less:

(i)	The Company may implement any required adjustment of an Award by either of the following alternative methods applicable to that Award, in lieu of the method provided above.

(a) The Company may defer making any formal adjustment to individual Awards until such time as it is deemed administratively practicable and convenient. If the Company expects a series of quarterly or other periodic stock dividends to occur, the Company may make a single adjustment that would have the same cumulative effect as having made adjustments for all such stock dividends, except that the Company may make a single final rounding down adjustment for any fractional shares rather than having to account for rounding at the time of each such stock dividend.

(b) In the case of an Option or SAR Award, prior to making any such formal adjustment(s) to such individual Award or in lieu of making any such formal adjustment(s), the Company may make one or more informal adjustments to such individual Award at the time that the holder exercises such Award (in whole or in part) in accordance with its original terms as if no adjustment had been made for any such stock dividends. In that case, as soon as administratively practicable thereafter, the Company shall issue to the Award holder for no additional consideration such whole number of additional Shares to which the Award holder would have been entitled if formal adjustments to the holder’s Award had been made for each such stock dividend (except for a single final rounding down adjustment for any fractional shares). In any case under this alternative: (1) the Company may impose such limitations on the issuance of such additional Shares, including the forfeiture of such additional Shares, if it is not administratively practicable for the Company to issue such additional Shares after any exercise of a stock option Award within such period of time as may, in the discretion of the Company, be appropriate to best preserve the status of such Awards under Section 409A as Grandfathered Options or Excepted Options, as hereinafter defined; and (2) if approved by the Committee, the Company may withhold the issuance of additional Shares in such amount as may be appropriate to defray applicable withholding and other taxes with respect to the additional Shares or may make other arrangements to defray applicable withholding and other taxes from other sources.

(ii)

The Committee may delegate to the executive officer of the Company in charge of human resources the task of establishing and implementing appropriate policies, procedures, and methods to implement any such alternative adjustment methods within parameters approved by the Committee.

(iii)

Regardless of whether formal adjustments to individual Awards are deferred or whether only informal adjustments are made to individual Awards, the number of Shares available for Awards under the Plan shall be deemed to be increased as if formal adjustments were made at the time of each such stock dividend.

(iv)

Notwithstanding any provision herein to the contrary, neither this section nor any policies or procedures adopted hereunder shall be deemed to authorize any feature for the deferral of compensation other than the deferral of recognition of income until the later of (a) the exercise or disposition of the Award under Treasury Regulation §1.83-7 or (b) the time any Shares acquired pursuant to the exercise of the Award first become substantially vested as defined in Treasury Regulation §1.83-3(b). In the event of any partial exercise or disposition of an Award or any partial vesting and delivery of Shares under an Award, the foregoing provisions in this (iv) shall be applied to the Award in the same proportions.

(v)

For purposes of this section, the term “Grandfathered Options” shall mean options that were both issued and exercisable prior to January 1, 2005 and thus grandfathered from being subject to Section 409A of the Internal Revenue Code, and the term “Excepted Options” shall mean stock options with an exercise price which may never be less than the fair market value of the stock on the date of grant and thus qualify for the exception in Treas. Reg. §1.409A-1(b)(5)(i)(A). It is not intended that any adjustment will constitute either a material modification of a Grandfathered Option within the meaning of Treasury Regulation §1.409A-6(a)(4) or a modification of an Excepted Option within the meaning of Treasury Regulation §1.409A-1(b)(5)(v). This section shall be interpreted in accordance with such intention, and all policies and procedures adopted hereunder shall be in accordance with such intention.

2000 Employee Stock Option Plan
1997 Employee Stock Option Plan
1995 Employee Stock Option Plan
1990 Employee Stock Option Plan
1984 Stock Option Plan
2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan
Non-Employee Directors’ Deferred Compensation Stock Option Plan [adopted in 1995 and amended and restated October 22, 1997]
2002 Bank Director and Advisory Board Member Deferral Plan
Bank Director and Advisory Board Member Deferral Plan [originally approved 1996]
Bank Advisory Director Deferral Plan [originally effective 1992]

2. The second sentence of Section 13 of each of the 2000 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, and the 1995 Employee Stock Option Plan, the second sentence of Section 14 of each of the 1990 Employee Stock Option Plan and the 1984 Stock Option Plan, the second sentence of Section 5(b) of each of the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan and the Non-Employee Directors’ Deferred Compensation Stock Option Plan [adopted in 1995 and amended and restated October 22, 1997], and the second sentence of Section 9 of each of the 2002 Bank Director and Advisory Board Member Deferral Plan, the Bank Director and Advisory Board Member Deferral Plan [originally approved 1996], and the Bank Advisory Director Deferral Plan [originally effective 1992], in each case relating to the elimination of fractional shares, in each case hereby is deleted and replaced with the following sentences, which shall read as follows:

“After any adjustment made pursuant to this Section, the number of shares subject to each outstanding option may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different tranches of options or for options of different sizes within any single tranche.”

3. New sentences shall be added at the end of Section 13 of each of the 2000 Employee Stock Option Plan, the 1997 Employee Stock Option Plan, and the 1995 Employee Stock Option Plan, at the end of Section 14 of each of the 1990 Employee Stock Option Plan and the 1984 Stock Option Plan, at the end of Section 5(b) of each of the 2000 Non-Employee Directors’ Deferred Compensation Stock Option Plan and the Non-Employee Directors’ Deferred Compensation Stock Option Plan [adopted in 1995 and amended and restated October 22, 1997], and at the end of Section 9 of each of the 2002 Bank Director and Advisory Board Member Deferral Plan, the Bank Director and Advisory Board Member Deferral Plan [originally approved 1996], and the Bank Advisory Director Deferral Plan [originally effective 1992], which in each case shall read as follows:

“Notwithstanding any other provision of this Section, in the case of any stock dividend paid or payable at a rate of 10% or less:

(i)	The Company may implement any required adjustment of an option by either of the following alternative methods applicable to that option, in lieu of the method provided above.

(a) The Company may defer making any formal adjustment to individual options until such time as it is deemed administratively practicable and convenient. If the Company expects a series of quarterly or other periodic stock dividends to occur, the Company may make a single adjustment that would have the same cumulative effect as having made adjustments for all such stock dividends, except that the Company may make a single final rounding down adjustment for any fractional shares rather than having to account for rounding at the time of each such stock dividend.

(b) Prior to making any such formal adjustment(s) to such individual option or in lieu of making any such formal adjustment(s), the Company may make one or more informal adjustments to such individual option at the time that the holder exercises such option (in whole or in part) in accordance with its original terms as if no adjustment had been made for any such stock dividends. In that case, as soon as administratively practicable thereafter, the Company shall issue to the option holder for no additional consideration such whole number of additional shares to which the option holder would have been entitled if formal adjustments to the holder’s option had been made for each such stock dividend (except for a single final rounding down adjustment for any fractional shares). In any case under this alternative: (1) the Company may impose such limitations on the issuance of such additional shares, including the forfeiture of such additional shares, if it is not administratively practicable for the Company to issue such additional shares after any exercise of a stock option within such period of time as may, in the discretion of the Company, be appropriate to best preserve the status of such options under Section 409A as Grandfathered Options or Excepted Options, as hereinafter defined; and (2) if approved by the Committee, the Company may withhold the issuance of additional shares in such amount as may be appropriate to defray applicable withholding and other taxes with respect to the additional shares or may make other arrangements to defray applicable withholding and other taxes from other sources.

(iv)

The Committee may delegate to the executive officer of the Company in charge of human resources the task of establishing and implementing appropriate policies, procedures, and methods to implement any such alternative adjustment methods within parameters approved by the Committee.

(v)

Regardless of whether formal adjustments to individual options are deferred or whether only informal adjustments are made to individual options, the number of shares available for the issuance of options under the Plan shall be deemed to be increased as if formal adjustments were made at the time of each such stock dividend.

(iv)

Notwithstanding any provision herein to the contrary, neither this section nor any policies or procedures adopted hereunder shall be deemed to authorize any feature for the deferral of compensation other than the deferral of recognition of income until the later of (a) the exercise or disposition of the options under Treasury Regulation §1.83-7 or (b) the time any shares acquired pursuant to the exercise of the options first become substantially vested as defined in Treasury Regulation §1.83-3(b). In the event of any partial exercise or disposition of an option or any partial vesting and delivery of shares under an option, the foregoing provisions in this (iv) shall be applied to the options in the same proportions.

(v)

For purposes of this section, the term “Grandfathered Options” shall mean options that were both issued and exercisable prior to January 1, 2005 and thus grandfathered from being subject to Section 409A of the Internal Revenue Code, and the term “Excepted Options” shall mean stock options with an exercise price which may never be less than the fair market value of the stock on the date of grant and thus qualify for the exception in Treas. Reg. §1.409A-1(b)(5)(i)(A). It is not intended that any adjustment will constitute either a material modification of a Grandfathered Option within the meaning of Treasury Regulation §1.409A-6(a)(4) or a modification of an Excepted Option within the meaning of Treasury Regulation §1.409A-1(b)(5)(v). This section shall be interpreted in accordance with such intention, and all policies and procedures adopted hereunder shall be in accordance with such intention.

1992 Restricted Stock Incentive Plan

4. The final sentence of Section 11 of the 1992 Restricted Stock Incentive Plan, relating to the elimination of fractional shares, hereby is deleted and replaced with the following sentences, which shall read as follows:

“After any adjustment made pursuant to this Section, the number of shares subject to each outstanding award may be rounded down to the nearest whole number of shares or to the nearest fraction of a whole share specified by the Committee, all as the Committee may determine from time to time. The Committee may approve different rounding methods for different tranches of awards and for different sizes of awards within any single tranche.

5. The foregoing amendments shall be effective immediately as to all awards presently outstanding or granted in the future under the amended plans, and as to all stock dividends declared by the Board of Directors in 2008 or later years.